Exhibit 1.01

CONMED Corporation
Conflict Minerals Report
For the Year Ended December 31, 2024

We have made statements in this Conflict Minerals Report that may constitute forward-looking statements about our plans to take additional actions or to implement additional procedures with respect to our due diligence efforts to determine the origin of conflict minerals included in our products. There can be no assurance that these future events will occur as anticipated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

1. Introduction

CONMED Corporation (“CONMED”, the “Company”, “we”, “our” or “us”) is filing this Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2024.

This Conflict Minerals Report describes our reasonable country of origin inquiry (“RCOI”), the results thereof, and the design of our due diligence measures to determine whether 3TGs in products that CONMED manufactures, or contracts to manufacture, originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”). The Covered Countries include Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia. The term “Conflict Minerals” is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten. For purposes of this CMR, tin, tungsten, tantalum and gold will collectively be referred to as the 3TGs. This report also provides an account of how these due diligence measures were implemented in 2024.

This report is available on our website at www.conmed.com/en/investor-relations under Financials and SEC Filings.

2. Company Overview

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology.

Products

Our product lines consist of orthopedic surgery and general surgery. Orthopedic surgery consists of sports medicine and lower extremities instrumentation and implants, small bone, large bone, and specialty powered surgical instruments as well as imaging systems for use in minimally invasive surgical procedures and fees related to the promotion and marketing of sports medicine allograft tissue. General surgery consists of a complete line of endo-mechanical instrumentation for minimally invasive laparoscopic and gastrointestinal procedures, clinical insufflation, smoke evacuation devices, a line of cardiac monitoring products as well as electrosurgical generators and related instruments. 3TGs are in a significant portion of CONMED products due to electronics being a vital component to many of our product offerings. All four 3TGs are found within various electrical components that make up CONMED products, such as capacitors, rectifiers, relays, and electrical connectors.

Conflict Minerals Policy

The Company has actively engaged with our customers and suppliers for several years with respect to the use of conflict minerals. Our actions are a result of the Company’s responsible and inclusive culture and longstanding leadership in corporate responsibility. In addition to the measures described above, we have adopted a conflict minerals supply policy. This policy is available on our website at www.conmed.com/en/corporate-footer/policies in the Ethics and Compliance Policies section.

3. Reasonable Country of Origin Inquiry

Because conflict minerals are necessary to the functionality or production of products that we manufacture, we have conducted in good faith a reasonable country of origin inquiry regarding those conflict minerals. The RCOI is reasonably designed to determine whether any of the conflict minerals originated in the DRC, or the Covered Countries, or are from recycled or scrap sources.

Our RCOI employed a combination of measures to determine whether the 3TGs necessary for the functionality or production of CONMED products originated from the DRC or any of the Covered Countries. The Company’s primary means of determining country of origin of the necessary 3TGs was by conducting a supply chain survey with direct suppliers using the Responsible Business Alliance’s Conflict Minerals Reporting Template v6.4 (“CMRT”). This supply chain survey was implemented with the assistance of a third-party service provider, who is also assisting us with the development and implementation of additional steps that we are undertaking with suppliers regarding conflict minerals.

As an initial step, we identified all first-tier suppliers that provided items to CONMED that were used in final products in 2024. This list included many suppliers that did not provide any 3TGs. Any suppliers that appeared on this initial list could be placed out of scope during the supplier survey process. For example, if they were included on the initial list in error and they did not in fact provide components or 3TG components used in our products or, as the CMRT allows, because any 3TGs in those components are unnecessary to the functionality or production of the supplier’s products, they were listed as out of scope. The remaining number of suppliers in 2024 was 216.

The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide 3TG materials to a company’s supply chain. It includes questions regarding a supplier’s “conflict-free” policy, engagement with its direct suppliers, and a listing of the smelters used in products provided to CONMED. In addition, the template contains questions about the origin of 3TGs included in the supplier’s products, as well as supplier due diligence. To ensure our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have provided training to our suppliers through webinars, videos, and substantial one-on-one discussions.

This year’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted regarding invalid forms and were encouraged to resubmit a valid form. As of April 25, 2025, approximately 206 or 95% of the 216 CONMED suppliers contacted provided a response with 24 of the 206 providing incomplete submissions, 10 suppliers being non-responsive, and 4 providing invalid submissions. Non-responsive suppliers were contacted numerous times by both our third-party consultant and CONMED personnel. The majority of CMRTs provided by CONMED suppliers are at the company level and therefore cannot be definitively linked to any specific CONMED product.

Based on the responses to our RCOI, CONMED is unable to determine whether the 3TGs necessary to the functionality or production of our products originate in the DRC or any of the Covered Countries. Accordingly, CONMED conducted additional due diligence on the source and chain of custody of those 3TGs, as described in section 4.0 below.

4.0 Design of Due Diligence Measures

Our due diligence measures have been designed to conform, in all material respects, with the framework established in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold, tin, tantalum and tungsten.

4.1 Establish Strong Company Management Systems

As described above, CONMED has adopted a conflict minerals policy, which is located in the Ethics and Compliance Policies section of the CONMED Corporation website (www.conmed.com/en/corporate-footer/policies).

Internal Team

CONMED has established a management system to track and review the sourcing of 3TGs. Our management system includes both internal and external resources led by a project manager and subject matter expert who are responsible for guiding our conflict minerals strategy. Senior management is briefed about the results of our due diligence efforts on a regular basis. We also use a third-party service provider to assist us with evaluating supply chain information regarding 3TGs and in the development and implementation of additional due diligence steps that we will undertake with suppliers regarding conflict minerals.

Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, and due to our position in the supply chain and limited insight into deeper levels of the supply chain, we are engaged and actively cooperate with other major manufacturers in the medical device industry regarding 3TG sourcing matters.

With regards to our suppliers, controls include, but are not limited to, our Code of Conduct, which outlines expected behaviors and due diligence expected from all CONMED employees when engaging with suppliers; our supplier approval and review process, as well as contractual protections, as described further below; and business relationships with our suppliers.

Supply Chain Due Diligence

We obtain various component products from suppliers that we use in manufacturing our products. Due to our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, among other reasons, it is difficult for us to identify actors upstream from our direct suppliers. As part of our supply chain procedures, we require in our supply contracts that our direct suppliers provide information on the origin of the 3TGs contained in components and materials supplied to us - including sources of 3TGs that are supplied to them from all applicable lower-tier suppliers. Contracts with our direct suppliers are often multi-year-term contracts. In those cases, although we generally are unable to unilaterally impose new contract terms and flow-down requirements prior to the expiration of the contract, we work individually with key selected suppliers to ensure they provide 3TG sourcing information for all current contracts, and in all new contracts in the future. We have approached existing suppliers to adopt amendments regarding 3TGs, and as we renew contracts or enter into new ones, we add a clause that requires all applicable suppliers to provide information about the source of 3TGs and information about the smelters from which 3TGs are sourced. All purchase orders for direct materials used in the composition of our products require that suppliers provide CONMED with Conflict Minerals information on the current Conflict Minerals Reporting Template, or CMRT (as described further below), and that components must be free of Conflict Minerals.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we use a Supplier Approval Process that evaluates our suppliers based on their quality systems and their readiness to provide CONMED all the required services and support documents.

We put a strong emphasis on supplier education and training. To accomplish this, we utilize our third-party consultant’s learning management system and provided all in-scope suppliers access to conflict minerals training courses. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within these courses.

Grievance Mechanism

Various communication channels exist to serve as grievance mechanisms for early-warning risk awareness. We have multiple longstanding grievance mechanisms whereby employees (internal) and suppliers (external) can report violations of CONMED’s policies. This includes, but is not limited to, our whistleblower hotline listed on our website at www.conmed.com/en/corporate-footer/policies in the Ethics and Compliance Policies section.

Maintain Records

We have adopted a policy to retain relevant documentation, including the records of our due diligence process, for a minimum period of five years.

4.2 Risk Identification, Assessment and Response

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters that are not certified as DRC-Conflict Free by third-party sources such as the Responsible Minerals Initiative (“RMI”) pose a significant risk.

Where a smelter is not identified as Conflict Free by such sources, we assess them according to red flag indicators defined in the OECD Guidance. This rating is based on various factors, including geographic proximity to the DRC and covered countries; known mineral source country of origin; Responsible Minerals Assurance Process (RMAP) audit status; credible evidence of unethical or conflict sourcing and Peer Assessments conducted by credible third-party sources.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

•Have you established a conflict minerals sourcing policy?
•Have you implemented due diligence measures for conflict-free sourcing?
•Do you review due diligence information received from your suppliers against your company’s expectations?
•Does your review process include corrective action management?

When suppliers answer yes, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through a third party, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel.

As described in our Conflict Minerals Policy, we engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. If we are not satisfied with the results, we will then take steps to terminate a contract and find replacement suppliers.

Additionally, in designing and implementing our strategy to respond to the supply chain risks that we identified, CONMED analyzed various industry approaches and consulted with other companies in our industry.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting the methodology outlined by the RMI’s joint industry programs and outreach initiatives and requiring our suppliers to conform to the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this joint industry effort, we made reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.

As result of CONMED’s due diligence, certain suppliers identified the following smelters as part of their supply chains: African Gold Refinery, JSC Uralelectromed, Kyshtym Copper-Electrolytic Plant ZAO, and Moscow Special Alloys Processing Plant. African Gold Refinery was added to the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals and Blocked Persons List (“SDN List”) on March 17, 2022, and JSC Uralelectromed was added to the SDN List on July 20, 2023. Based on CONMED’s due diligence, it appears that Kyshtym Copper-Electrolyic Plant ZAO and Moscow Special Alloys Processing Plant are likely majority owned by SDNs. CONMED is committed to compliance with all U.S. sanctions, laws and regulations and does not have any direct dealings with the aforementioned smelters. In its ongoing due diligence process, CONMED requested confirmation from its suppliers that they did not source materials from the sanctioned smelters in CONMED’s direct supply chain and certification that the suppliers would not source from sanctioned smelters. To date, although some suppliers did not reply to the certification and request for information, CONMED has found no evidence that any of its suppliers sourced from these sanctioned smelters in CONMED’s direct supply chain. CONMED continues to actively engage its suppliers and conduct independent due diligence to ensure compliance with all U.S. sanctions laws.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products. This includes: (1) seeking information about 3TG smelters and refiners in our supply chain by requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

4.3 Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The Company relies on third-party audits of smelters and refiners conducted as part of the Responsible Minerals Assurance Process (RMAP). The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. We do not typically have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.

4.4 Report Annually on Supply Chain Due Diligence

CONMED reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. CONMED’s Form SD and Conflict Minerals Report can be found on our website at www.conmed.com/en/investor-relations under Financials and then SEC Filings.

5. Due Diligence Results

As described above, as part of our supply chain due diligence process, we identified suppliers likely to utilize 3TGs in the products that they provide to us. We utilized the CMRT to facilitate disclosure and communication of information regarding smelters that provide 3TGs used in products supplied to us by those suppliers for incorporation into our products.

The quality of the responses that we received from surveyed suppliers also continue to be varied. Many responses provided by suppliers (via the CMRT) included the names of facilities listed by the suppliers as smelters or refiners. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our third-party provider follows up on these, urging suppliers to resubmit with increased smelter information. There are still suppliers unable to provide the smelters or refiners used for materials supplied to us.

For all responses that indicated a smelter, our third-party consultant compared the facilities listed to the list of smelters maintained by the Responsible Minerals Initiative. If a supplier indicated that the facility was certified as “Conflict-Free,” our third-party consultant confirmed that the name was listed by RMI as a “Conflict-Free” smelter. As of April 25, 2025, we have validated 365 legitimate smelters or refiners, and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Based on the smelter list provided by suppliers via the CMRTs and publicly available information, we have identified 232 smelters that are deemed “Responsible Minerals Assurance Process (RMAP) Conformant” - this indicates these smelters and refiners are conformant with the RMAP assessment protocols. There are 4 more smelters or refiners that are deemed “RMAP Active” - Smelters and refiners on the Active list have committed to undergo a RMAP audit. In addition, we have identified 32 smelters and refiners that are not conformant with the RMAP assessment protocols. The remaining 97 smelters listed have not yet been confirmed as Conflict-Free. Attachment A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Attachment A any smelters or refiners that we have not been able to validate. Attachment B includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and RMI.

Many responses received either provided data at a company or subsidiary level and chose not to provide information at the component level, or did not specify the smelters or refiners used for components supplied to CONMED. Accordingly, we are unable to determine, in those cases, whether any of the 3TGs reported by the suppliers were contained in components or parts supplied to us, or to validate that any of the smelters or refiners identified are actually in our supply chain.

We expect any of our suppliers that we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. During 2024, we have found no instances where it was necessary to terminate a contract or find a replacement supplier.

6. Steps to Improve Future Due Diligence and Supply Chain Risk Mitigation

We are taking the following steps to improve our due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the DRC or Covered Countries:

a.Continue to include and update a conflict minerals clause and expectations in CONMED’s supplier handbook.
b.Continue to engage with suppliers and direct them to training resources as mentioned in Section 4.1, Supplier Engagement, to attempt to increase the response rate and improve the content of the supplier survey responses.
•All suppliers that were non-responsive will be further contacted to encourage reply.
•All suppliers that did not know the origin of the 3TGs in products will be further encouraged to examine their supply chain and enact due diligence measures as per the OECD Due Diligence Guidelines.
c.Engage any of our suppliers found to be supplying us with 3TGs from sources that support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that do not support such conflict.
d.Monitor industry best practices and continue to work with a third-party service provider to enhance our due diligence and supply chain management process, as appropriate. This includes requesting Conflict-Free sourcing by our suppliers as further described in our Conflict Minerals Policy and in the contractual provisions described above in our Supply Chain section under Management Systems.
e.Consider replacing suppliers that remain non-responsive, or that are unable to enact due diligence measures as per the OECD Due Diligence Guidelines.
f.Work with suppliers to move to the latest CMRT where new smelter IDs are constantly being added.
g.Require the use of smelter identification numbers. Supplier responses will not be considered complete without identification numbers.
h.Suppliers will also be requested to inform CONMED of the correlation between these smelters and the products and parts they supply to CONMED.
i.CONMED, through our compliance partner, has reached out to the 32 non-conformant smelters.
j.There are 97 smelters not enrolled in the RMAP audits; however, 2 are currently in communication with our compliance partner who is providing guidance.

7. Independent Audit

In accordance with guidance issued by the SEC staff, we are not required to obtain an independent private sector audit of this Conflict Minerals Report for the year ended December 31, 2024.

Attachment A

Metal	Smelter Name	Smelter Facility Location(a)	Smelter ID	RMAP Audit Status
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	Alexy Metals	United States Of America	CID003500	Non Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required
Gold	Attero Recycling Pvt Ltd	India	CID004697	Outreach Required
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangalore Refinery	India	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden Ronnskar	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Gold	Dowa	Japan	CID000401	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Conformant
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	Japan Mint	Japan	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant

Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Gold	L'Orfebre S.A.	Andorra	CID002762	Non Conformant
Gold	LS MnM Inc.	Korea, Republic Of	CID001078	Conformant
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Gold	Materion	United States Of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Gold	MD Overseas	India	CID003548	Outreach Required
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Gold	Metallix Refining Inc.	United States Of America	CID003557	Outreach Required
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Gold	Morris and Watson	New Zealand	CID002282	Outreach Required
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Gold	NOBLE METAL SERVICES	United States Of America	CID003690	Outreach Required
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Active
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Gold	SAAMP	France	CID002761	Non Conformant
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Sam Precious Metals	United Arab Emirates	CID003666	In Communication
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant
Gold	Sovereign Metals	India	CID003383	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Gold	T.C.A S.p.A	Italy	CID002580	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Gold	Torecom	Korea, Republic Of	CID001955	Non Conformant
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	WEEEREFINING	France	CID003615	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	In Communication
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant
Tantalum	QuantumClean	United States Of America	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant

Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Tin	Alpha	United States Of America	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant
Tin	CRM Synergies	Spain	CID003524	Conformant
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	Dowa	Japan	CID000402	Conformant
Tin	DS Myanmar	Myanmar	CID003831	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Non Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant

Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796	Outreach Required
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Active
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	PT Bangka Tin Industry	Indonesia	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Conformant
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tin	PT Mitra Graha Raya	Indonesia	CID004685	Outreach Required
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Tin	PT Panca Mega Persada	Indonesia	CID001457	Outreach Required
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant

Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant
Tin	PT Timah Nusantara	Indonesia	CID001486	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	Outreach Required
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Outreach Required
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant
Tin	Super Ligas	Brazil	CID002756	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	Outreach Required
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant

Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397	Conformant
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056	Outreach Required
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Conformant
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
(a) Locations were obtained directly from the individual smelter files. Therefore, the naming convention for the same location may vary across smelters.

Attachment B

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Albania	Ecuador	Kyrgyzstan	Saudi Arabia
Andorra	Egypt	Liberia	Senegal
Angola	El Salvador	Liechtenstein	Serbia
Argentina	Eritrea	Lithuania	Sierra Leone
Armenia	Estonia	Luxembourg	Singapore
Australia	Ethiopia	Madagascar	Slovakia
Austria	Fiji	Malaysia	Solomon Islands
Azerbaijan	Finland	Mali	South Africa
Belarus	France	Mauritania	South Sudan
Belgium	Georgia	Mexico	Spain
Benin	Germany	Mongolia	Sudan
Bermuda	Ghana	Morocco	Suriname
Bolivia (Plurinational State of)	Guam	Mozambique	Sweden
Botswana	Guatemala	Myanmar	Switzerland
Brazil	Guinea	Namibia	Taiwan
Bulgaria	Guyana	Netherlands	Tajikistan
Burkina Faso	Honduras	New Zealand	Tanzania
Burundi	Hong Kong	Nicaragua	Thailand
Cambodia	Hungary	Niger	Togo
Canada	India	Nigeria	Turkey
Central African Republic	Indonesia	Norway	Uganda
Chile	Ireland	Oman	United Arab Emirates
China	Israel	Panama	United Kingdom
Colombia	Italy	Papua New Guinea	United States of America
Congo	Ivory Coast	Peru	Uruguay
Cyprus	Japan	Philippines	Uzbekistan
Democratic Republic of Congo	Jersey	Poland	Vietnam
Djibouti	Kazakhstan	Portugal	Zambia
Dominica	Kenya	Russian Federation
Dominican Republic	Korea	Rwanda